                                     FORM OF
                             AMENDMENT NUMBER 11 TO
                         INVESTMENT MANAGEMENT AGREEMENT

      Pursuant to the Investment Management Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) ("HIFSCO") and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated March 3, 1997, as amended (the "Agreement"), THE HARTFORD CAPITAL APPRECIATION II FUND, THE HARTFORD FLOATING RATE FUND AND THE HARTFORD SELECT MIDCAP VALUE FUND are hereby included in the definition of Portfolio. All provisions in the Agreement shall apply to the management of The Hartford Capital Appreciation II Fund, The Hartford Floating Rate Fund and The Hartford Select MidCap Value Fund and are hereby included in the definition of Portfolio. All provisions in the Agreement except as stated below.

      The advisory fee for the new portfolio shall be accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the Fund:

                    The Hartford Capital Appreciation II Fund

Net Asset Value            Annual Rate
----------------------     -----------
First $500,000,000             1.00%
Next  $500,000,000             0.95%
Amount Over $1 Billion         0.90%

                         The Hartford Floating Rate Fund

Net Asset Value            Annual Rate
------------------         -----------
First $500,000,000             0.65%
Next  $500,000,000             0.60%

               The Hartford The Hartford Select MidCap Value Fund

Net Asset Value            Annual Rate
----------------------     -----------
First $ 500,000,000            1.00%
Next  $ 500,000,000            0.95%
Amount Over $1 Billion         0.90%

      This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ day of _______, 2005.

HARTFORD INVESTMENT                    THE HARTFORD MUTUAL FUNDS, INC.
FINANCIAL SERVICES, LLC                on behalf of:
                                       The Hartford Capital Appreciation II Fund
                                       The Hartford Floating Rate Fund
                                       The Hartford Select MidCap Value Fund

By: _________________________                               By: ________________
        John C. Walters                                        John C. Walters
        Executive Vice President                               President